Exhibit 10.38


                                                                       DRAGONFLY
                                                                         CAPITAL


                                                    December 6, 2004

Mr. Ariel Shenhar
Chief Financial Officer
Ophthalmic Imaging Systems Inc.
221 Lathrop Way, Suite 1

Sacramento, CA 95815

Dear Mr. Shenhar:

This Letter ("Letter") will represent an agreement between the Dragonfly Capital Partners, LLC ("Dragonfly") and Ophthalmic Imaging Systems Inc., its affiliates and assigns (the "Company") with regard to financial advisory services.

In the event that the Company accepts equity line financing from any investor(s) introduced by Dragonfly or otherwise contacted on behalf of the Company, Dragonfly shall be entitled to two percent (2.0%) of the first $1,000,000 of funded amount; plus one percent (1.0%) of the next $1,000,000 of funded amount; plus one half of one percent (0.5%) of the remaining funded amount ("Funding Fee") of the equity line drawn within a 40 months period commencing at the first draw.

In the event that the Company accepts equity or debt financing (other than for equity line financing) from any investor(s) introduced by Dragonfly or otherwise contacted on behalf of the Company, within one year of the original introduction, Dragonfly will be entitled to receive a fee to be mutually agreeable by the Company and Dragonfly. The Company agrees not to enter into any financing arrangement with any such investors without first entering into a mutually beneficial compensation arrangement with Dragonfly. However in case that the parties do not agree on the terms, the company can enter into financing arrangement and pay a commission based on the principals above.

Neither Dragonfly nor any of its affiliates (nor any of their respective control persons, directors, officers, employees or agents) shall be liable to the Company or to any other person claiming through the Company for any claim, loss, damage, liability, cost or expense suffered by the Company or any such person arising out of or related to Dragonfly's Engagement hereunder except for a claim, loss or expense that arises solely out of or is based solely upon any action or failure to act by Dragonfly, other than an action or failure to act undertaken at the request or with the consent of the Company, that is found in a final judicial determination to constitute bad faith, willful misconduct or gross negligence on the part of Dragonfly.

The term of this agreement is twelve (12) months from the date hereof; provided, however, that Dragonfly's engagement hereunder may be terminated, with or without cause, by either the Company or Dragonfly upon thirty (30) days prior written notice to the other party; provided, further, that such termination will not affect Dragonfly's right to the receipt of payment of any fees or compensation pursuant to the language in this Letter.

This agreement will be deemed made in California and will be governed by the laws of the State of California without regard to the conflict of law principles contained therein. The Company irrevocably submits to the jurisdiction of any court of the State of California, for the purpose of any suit, action or other proceeding arising out of this agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company. Each of the Company (and, to the extent permitted by law, on behalf of the Company's equity holders and creditors) and Dragonfly hereby knowingly, voluntarily and irrevocably waive any right it may have to a trial by

--------------------------------------------------------------------------------

         700 EAST BOULEVARD, SUITE ONE o CHARLOTTE, NORTH CAROLINA 28203
               Dragonfly Capital Partners, LLC -- Member NASD/SIPC jury in respect of any claim based upon, arising Out of or in connection with this agreement and the transactions contemplated hereby.

Any dispute hereunder, if not settled by mutual agreement, shall, at either party's option, and, upon written notice by one party to the other, be settled by final and binding arbitration in California, Sacramento. The arbitration shall be conducted in accordance with the Commercial Dispute Resolution Procedures and Rules of the American Arbitration Association ("AAA Rules") by a single disinterested arbitrator appointed in accordance with such AAA Rules.

If the terms of our engagement as set forth in this Letter are agreed to, kindly sign the enclosed copy of this letter and return it to the undersigned. We look forward to working with the Company on this assignment.


                                              Sincerely,

                                              Dragonfly Capital Partners, LLC

                                              By: ____________________________

AGREED TO:                                    Adam Breslawsky
                                              Ophthalmic Imaging Systems Inc.
                                              Managing Director


By: /s/ Ariel Shenhar
    ----------------------------------
              Ariel Shenhar
              Chief Financial Officer



                                        2